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                                                                   Exhibit 23.1


                     STRATEGIS FINANCIAL CONSULTING, INC.

CONSENT OF THE STRATEGIS GROUP

We hereby consent to the inclusion of our market research data contained in the Registration Statement on Form S-4, and to the references to our firm and such data in the Prospectus included in such Registration Statement. In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended (the "Act"), or the rules and regulations of the Securities and Exchange Commission thereunder (the "Regulations"), nor do we admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Act or the Regulations.



STRATEGIS FINANCIAL CONSULTING, INC.

May 15, 1998

/s/ Elliott Hamilton
--------------------
Elliott Hamilton
Senior Vice President